DEBENTURE PURCHASE AGREEMENT


     DEBENTURE PURCHASE AGREEMENT ("Agreement") dated as of the ____ day of May, 1997, by and between TOWER TECH, INC., an Oklahoma corporation (the "Company"), TAGLICH BROTHERS, D'AMADEO, WAGNER & COMPANY, INCORPORATED ("Placement Agent"), either on its own behalf or on behalf of other lenders, and the persons and entities listed on Exhibit A to this Agreement (Placement Agent and such persons and entities being referred to individually as "Lender" and collectively, as "Lenders").


                              W I T N E S S E T H :

     WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, Lenders desire to purchase from the Company and the Company desires to sell to the Lenders a minimum of $2,000,000 and a maximum of $6,000,000 in principal amount of 10% convertible subordinated debentures due June 30, 2000 (the "Debentures"), the Debentures being convertible into shares of common stock, $.001 par value per share (the "Common Stock"), of the Company at $9.00 per share; and

     WHEREAS, the Debentures are being issued pursuant to the Company's Confidential Private Placement Memorandum and Exhibits thereto dated May 28, 1997 (collectively, the "Memorandum"); and

     WHEREAS, the Debentures are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

     NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Placement Agent hereby agree as follows:

         1.       Sale and Purchase of Debentures.

     (a) Subject to the terms and conditions of this Agreement, the Company shall sell to the Lenders a minimum of $2,000,000 and a maximum of $6,000,000 of Debentures. The form of the Debenture is included in the Memorandum. The Company will execute each Debenture.

     (b) The initial sale and purchase described in Paragraph 1(a) of this Agreement shall take place at a closing (the "Closing") at the offices of SPITZER & FELDMAN P.C., 405 Park Avenue, New York, New York 10022-4405 or such other place as shall be acceptable to the Company and Placement Agent on such date or dates as Placement Agent shall advise the Company on two (2) business days notice or such shorter notice as shall be reasonably acceptable to the Company. Subsequent sale and purchase of Debentures up to the maximum amount shall take place at one or more Closings held on such dates as the Company and Placement Agent shall mutually determine. All Closings pursuant to this Agreement shall occur not later than June 30, 1997, subject to an extension for a period of up to thirty (30) days upon the agreement of the Company and Placement Agent. The initial closing hereunder shall be referred to as "Initial Closing" and the final closing hereunder shall be referred to as "Final Closing".

     (c) As provided in the Debentures, the Debentures are due and payable in full on June 30, 2000. The purchase price for the Debentures is 100% of the face amount of the Debentures. Interest accrues on the outstanding principal balance of the Debentures at the rate of ten (10%) percent per annum commencing on the date of issuance of each such Debenture at the respective Closing and will be paid to the registered holders semi-annually on June 30 and December 31 of each calendar year with the first interest payment being due on December 31, 1997.

     (d) As provided in the Debentures, the principal amount of Debentures are convertible, at the option of the holders, at any time, in whole or in part, into shares of Common Stock ("Conversion Shares") at a conversion price, subject to adjustment, of $9.00 per share (the "Conversion Price"). Interest on Debentures to be converted will accrue through and including the actual date of conversion and all accrued and unpaid interest on such Debentures will be paid on such date.

     (e) In the event that there is a "Change of Control" of the Company, the Company shall immediately notify each holder thereof. Each holder may, within fifteen (15) days after written notice from the Company, elect to accelerate the maturity date of the Debentures owned by such holder to a date no less than thirty (30) nor more than forty-five (45) days after the date of such notice from holder ("Redemption Date"). The Redemption Price shall equal the sum of the face amount of the Debentures plus all accrued and unpaid interest through and including the Redemption Date. For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if (i) any "person" (as such term is defined at Section 13(d) of the Securities Exchange Act of 1934) other than the Company or an entity then controlled by the Company hereafter becomes the beneficial owner, directly or indirectly of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities, including securities such person may have acquired directly from the Company; (ii) the Company merges or consolidates with another corporation and an entity controlled by the Company immediately prior to the merger or consolidation is not the surviving entity or if the Company is the surviving entity, holders of eighty (80%) percent or more of the voting power of the Company immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, sixty-five (65%) percent or more of the voting power of the surviving entity; or (iii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company takes place.

     (f) As provided in the Debentures, all, but not less than all, of the principal amount of Debentures are convertible, at the option of the Company, into shares of Common Stock at the Conversion Price, provided that on the day that the Forced Conversion Notice (as defined below) is given by the Company to all registered holders of the Debentures ("Debenture Holders") and on the Forced Conversion Date (as defined below), the following conditions are satisfied: (i) the Conversion Shares have been registered pursuant to the 1933 Act as provided for in Paragraph 8 of the Debentures and such registration is then currently effective; and (ii) the average of the closing bid price of the Common Stock as listed on the NASDAQ Small Cap Market ("NASDAQ") or wherever the Company's Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the date the Forced Conversion Notice is sent, is at least one hundred and seventy-five (175%) percent per share of the Conversion Price. Any notice of conversion ("Forced Conversion Notice") must be given to all Debenture Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). The Forced Conversion Notice shall remain effective only if the registration provided for in Paragraph 8 of the Debentures remains effective continually throughout the notice period. On the Forced Conversion Date, the Company shall pay to all registered holders of Debentures, all accrued and unpaid interest on the Debentures through and including the Forced Conversion Date.

     (g) As provided in the Debentures, in the event that any of the terms of this Agreement are modified or amended, other than the date of issuance and face value of the Debenture, at any time after one or more Closings, the Company shall notify each Lender, in writing, of such modification(s) or amendment(s). Each Lender in debentures may accept all such terms, at the sole discretion of such Lender, by providing written notice to the Company within fifteen (15) days after having received such notification from the Company. If no such acceptance is received by the Company within said fifteen (15) days, the terms of this Debenture shall remain unmodified by such modification(s) or amendment(s).

     (h) For so long as Lenders own Debentures , the Lenders shall have anti-dilution protection with respect to: (i) any subdivision of the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock; (ii) any declaration of a dividend or making any other distribution by the Company upon its Common Stock payable in shares of Common Stock; (iii) any capital reorganization or reclassification of the capital stock of the Company; or (iv) any consolidation or merger of the Company with another entity.

     2. Payment. At each Closing, the Company shall deliver to Placement Agent, on behalf of the Lenders, the original executed and sealed Debentures being purchased by the Lenders, against its receipt of payment therefor by certified or bank check drawn on a bank located in the United States, or by Federal wire transfer, in the amount of the aggregate purchase price for such Debentures, less the amount of fees payable to Placement Agent pursuant to Paragraph 10(a) of this Agreement. All Debentures being purchased by the Lenders shall be issued in the respective names of the Lenders in accordance with instructions provided by Placement Agent not later than the day of Closing.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with each Lender and the Placement Agent, as of the date hereof and as of the date of each Closing, as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification. The Company has no subsidiaries and does not own any material equity interest and has not made any material loans or advances to or material guarantees of indebtedness to any person, corporation, partnership or other entity, other than the marketing and distribution arrangements generally described in the Memorandum.

     (b) The authorized capital of the Company consists of 10,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, of which, as of the date of this Agreement, (i) 3,375,488 shares of Common Stock are issued and outstanding, (ii) no shares of preferred stock are issued and outstanding, and
(iii) 714,600 shares of Common Stock have been reserved for issuance upon exercise of outstanding options, warrants and other rights to acquire Common Stock and upon the exercise of options granted or to be granted pursuant to the Company's stock option plans and pursuant to other agreements, excluding the Conversion Shares and the shares of Common Stock (the "PAW Exercise Shares") issuable upon exercise of the Placement Agent Warrants (as defined below).
Except as set forth in the Memorandum, the Company is not a party to any agreement to issue, nor has it issued, any warrants, options or rights or debentures, notes or other evidence of indebtedness or other securities, instruments or agreements upon the exercise or conversion of which or pursuant to the terms of which additional shares of capital stock of the Company may become issuable. No holder of any of the Company's securities has preemptive rights or contractual rights of first refusal.

     (c) The Company has the full right, power and authority to execute, deliver and perform under this Agreement, the Debentures and the Placement Agent Warrants. This Agreement has been duly executed by the Company and, at each Closing, the Debentures and the Placement Agent Warrants being issued will have been duly executed by the Company, and this Agreement, the Debentures and the Placement Agent Warrants and the transactions contemplated by this Agreement, the Debentures and Placement Agent Warrants have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     (d) All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, with no personal liability attaching to the holders thereof, and such shares of Common Stock have not been issued in violation of the preemptive rights or rights of first refusal of any holder of securities of the Company. All of the issued and outstanding shares of Common Stock of the Company have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act and were issued in accordance with all applicable Federal and state securities laws.

     (e) The shares of Common Stock included in the Conversion Shares and the PAW Exercise Shares have been validly authorized for issuance and, when issued pursuant to this Agreement and the terms of the Debentures and the Placement Agent Warrants, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.

     (f) The following financial statements of the Company (hereinafter collectively, the "Financial Statements") are included in the Memorandum: (1)
(i) consolidated balance sheet as at November 30, 1996, and (ii) consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended November 30, 1996, and the related notes thereto, which have been audited by Coopers & Lybrand L.L.P., independent certified public accountants,
(2)(i) consolidated balance sheet as at November 30, 1995, and (ii) consolidated statement of operations, shareholders' equity and cash flow for the fiscal year ended November 30, 1995, and the related notes thereto, which have been audited by Price Waterhouse LLP; (3)(i) unaudited balance sheet as at February 28, 1997, and (ii) statement of operations, stockholders' equity and cash flows for the fiscal quarter ended February 28, 1997, and the related notes thereto, which have been prepared by the Company. The Financial Statements, which are included in the Company's Form 10-KSB Annual Report for the year ended November 30, 1996 ("Form 10-K") and the Company's Form 10-QSB Quarterly Report for the quarter ended February 28, 1997 ("Form 10-Q"), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations, changes in stockholders' equity and cash flows for the periods then ended. During the respective periods of Coopers & Lybrand L.L.P.'s and Price Waterhouse LLP's engagement as the Company's independent certified public accountants, there were no disagreements between either accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no reportable events relating to the relationship between the Company and either accounting firm. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company.

     (g) The Company has good and marketable title to all of its material property and assets and, except as set forth in the Memorandum, none of such property or assets of the Company is subject to any lien, mortgage, pledge, encumbrance or other security interest.

     (h)  Except as may be  disclosed  in the  Memorandum  and  Exhibits,  since
November 30, 1996, there has not been any material adverse change in the financial condition or in the operations, business or prospects of the Company from that shown in the Financial Statements or any damage or destruction, whether covered by insurance or not, which affects the business, property or assets of the Company.

     (i) Except as set forth in the exhibits annexed to the Memorandum (collectively, the "Exhibits"): (i) the Company has not filed any Current Reports on Form 8-K or other reports filed with the Securities and Exchange Commission (the "SEC") subsequent to February 28, 1997, and (ii) no Schedule 13D or 13G which has been filed with the Company within the past five (5) years.

     (j) Neither the execution or delivery of this Agreement, the Debentures or the Placement Agent Warrants by the Company nor the performance by the Company of the transactions contemplated by this Agreement, the Debentures or the Placement Agent Warrants: (i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity or public authority (except any filings required by Federal or state securities laws);
(ii) violates or constitutes a default under or breach of any law, rule or regulation applicable to the Company; (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company's certificate of incorporation or by-laws, (B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.

     (k) The Company does not have any indebtedness to any officer, director, 5% stockholder or other Affiliate (as defined in the Rules and Regulations of the SEC under the 1933 Act) of the Company.

     (l) The Company is in compliance with all laws, rules and regulations of all Federal, state and local government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a material adverse effect on the business, financial condition or results of operations of the Company (a "Material Adverse Effect"). The Company possesses all licenses, permits, consents, approvals and agreements which are required to be issued by any and all applicable Federal, state or local authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such licenses, permits, consents, approvals or agreements has not and will not have a Material Adverse Effect.

     (m) The Company is not in default under any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or would cause acceleration of any obligation of the Company or would adversely affect the business, operations, financial condition or prospects of the Company, except where such default or event, whether with or without the lapse of time or giving of notice, or both, has not and will not have a Material Adverse Effect. To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, agreement, license, permit, consent, approval or instrument with or given to the Company is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.

     (n) Except as described in the Memorandum and to the extent disclosure is called for by Regulation S-X, Rule 404, to the best of the Company's knowledge, no officer, director or 5% stockholder of the Company and no Affiliate of any such person either (i) holds any interest in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company or any of the Subsidiaries (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company or any of the Subsidiaries.

     (o) Except as set forth in the Memorandum, there are no material (i.e., involving an asserted liability in excess of ten thousand dollars ($10,000)) claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company or any of the Subsidiaries), pending or, to the best of the Company's knowledge, threatened, against the Company, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, SEC, NASDAQ, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding. Neither the Company, nor any of its assets are subject to, nor is the Company in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

     (p) The accounts receivable of the Company represent receivables generated from the sale of goods and services in the ordinary course of business and license and royalty fees. The Company knows of no material disputes concerning accounts receivable of the Company.

     (q) Except as set forth in the Memorandum, the Company does not have (i) any written employment contracts and to its knowledge, no oral employment contracts not terminable at will by the Company, with any five (5%) percent shareholder, officer or director of the Company, as applicable, (ii) any consulting agreement or other compensation agreement with any five (5%) percent shareholder, officer or director of the Company, and (iii) any agreement or contract with any five (5%) percent shareholder, officer or director of the Company, that will result in the payment by the Company, or the creation of any commitment or obligation (absolute or contingent), of the Company, to pay any severance, termination, "golden parachute", or similar payment to any present or former personnel of the Company, following termination of employment. No director, executive officer or other key employee of the Company, has advised the Company that he or she intends to resign as director and/or executive officer of the Company, or to terminate his or her employment with the Company.

     (r) The accounts payable of the Company represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or good provided to the Company.

     (s) The Company is not a party to a labor agreement with respect to any of their respective employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations). In the last five (5) years, the Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to any of their respective employees or to enter into a binding agreement with organization labor that would cover any of the employees of the company. There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company nor has the Company experienced in the last five (5) years any work stoppage or other labor difficulty. The Company is in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and the Company is not engaged in any unfair labor practices, except where the failure to comply has not and will not have a Material Adverse Effect. There are no unfair labor practices charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency.

     (t) Except as set forth in the Exhibits, there are no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company covering any employee or former employee of the Company. The Company has no liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any provision of the Internal Revenue Code of 1986, as amended, specifically relating to persons subject to ERISA.

     (u) The Company has timely filed with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and each has timely paid all taxes that each is required to pay or has established an adequate reserve therefor, except where the Company, has timely filed for extensions. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company in respect of taxes except a pending audit of the Company's 1994 federal income tax return.

     (v) The Company has no material liabilities of any kind or nature whether accrued or contingent, matured or unmatured, known or unknown, except as set forth in the Financial Statements, the Memorandum and those liabilities incurred by the Company in the ordinary course of business since November 30, 1996.

     (w) Except as set forth in the Exhibits, no customer of the Company during fiscal year 1996 has accounted for more than ten (10%) percent of the revenues and based on current purchase orders and contracts of the Company, no customer will account for more than five (5%) percent of the Company's revenues during fiscal year 1997.

     (x) There are no finder's fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement, except as provided in Paragraph 10 of this Agreement, and the Company agrees to indemnify and hold harmless the Placement Agent from and against any and all cost, damage, liability, judgment and expense (including reasonable fees and expenses of counsel) arising out of or relating to claims for such fees or commissions (and to pay the Placement Agent pursuant to a separate agreement between the Company and the Placement Agent).

     (y) The Company has the right to conduct its business in the manner in which its business as have been heretofore conducted. To the knowledge of the Company, the conduct of such businesses by the Company does not violate or infringe upon the patent, copyright, trade secret or other proprietary rights of any third party, and the Company has not received any notice of any claim of any such violation or infringement.

     (z) The Company is currently in compliance in all respects with all applicable Environmental Laws (as defined below), including, without limitation, obtaining and maintaining in effect all permits, licenses, consents and other authorizations required by applicable Environmental Laws and the Company is currently in compliance with all such permits, licenses, consents and other authorizations, except where the failure to comply has not and will not have a Material Adverse Effect. The Company has not received any notice from any property owner, landlord, tenant or Governmental Authority (as defined below) that Hazardous Wastes (as defined below) are being improperly used, stored or disposed of at any property currently or formerly owned or leased by the Company or that any soil or ground water contamination has emanated from any such property. For purposes hereof, the term "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. For purposes hereof, the term "Governmental Authority" shall mean the Federal Government of the United States of America, any state or any political subdivision of the Federal Government or any state, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities. For purposes hereof, the term "Hazardous Waste" shall mean any regulated quantity of hazardous substances as listed by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by the United States Congress and/or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability for standards of conduct concerning any hazardous, toxic substance or material.

     (aa) The information contained in the Financial Statements and the Memorandum, taken together, describe in all material respects the business and financial condition of the Company, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading. The Lenders shall be entitled to rely on such material notwithstanding any investigation they or any of them may have made.

     4. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and covenants and agrees with, the Company, as follows:

     (a) The Placement Agent is a broker-dealer duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended ("1934 Act"), is a member in good standing with the National Association of Securities Dealers, Inc. ("NASD") and is duly registered as a broker-dealer under the applicable statutes in each state in which the Placement Agent will solicit subscriptions for Debentures, except such states in which the Placement Agent is exempt from such registration or such registration is otherwise not required, or in the event the Placement Agent is not registered and not exempt in any such state, the Placement Agent will solicit subscriptions only through participating broker-dealers which are registered in such states. The Placement Agent agrees to maintain all of the foregoing registrations throughout the term of the offering and to comply with all statutes and other requirements applicable to the Placement Agent as a broker-dealer pursuant to those registrations. The Company may refuse to accept a subscription from a resident of a state in which the Placement Agent or a participating broker-dealer is not registered unless the Placement Agent at its expense delivers to the Company an opinion of counsel satisfactory to it that registration is not required in such state.

     (b) Pursuant to the Placement Agent's appointment as managing placement agent, the Placement Agent shall comply with all of the provisions of Regulation D of the 1933 Act ("Regulation D") insofar as its provisions apply to the Placement Agent, and will not engage in any activity which would cause the offer and/or sale of Debentures not to comply with Regulation D, the 1933 Act or any applicable state securities law. Specifically, but without limiting the generality of the foregoing, the Placement Agent covenants and agrees as follows:

     (i) Debentures will not be offered by means of any form of general solicitation or general advertising including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, any public seminar or meeting, any general letter, circular, notice or other written communication;

     (ii) prior to the acceptance of any funds from a subscriber, the Placement Agent will have reasonable grounds to believe, and will believe, that such subscriber meets the greater of the minimum suitability standards set forth in the Memorandum or the applicable state securities laws of the state in which such subscriber resides;

     (iii) at a reasonable time prior to accepting funds from a subscriber, the Placement Agent will provide each prospective subscriber with a complete copy of the Memorandum and all amendments and supplements thereto;

     (iv) the Placement Agent shall advise the Company in writing of each state in which it proposes to offer the Debentures and agrees to refrain from making any offers of Debentures in any state until such time as it shall have been advised by counsel to the Company that such offers have been qualified in such state or are exempt from the qualification, and the Placement Agent further agrees to comply with all restrictions, qualifications or conditions set forth in any Blue Sky memoranda or other notification provided by the Company to it which may be required or deemed necessary in connection with any exemption from registration or qualifying the Debentures for offer or sale in any state;

     (v) in connection with any offer of Debentures, the Placement Agent agrees to comply in all respects with the statements set forth in the Memorandum and agrees not to make any (i) oral or written statement inconsistent with the statements in the Memorandum or to make any oral or written untrue or misleading statements of a material fact, or (ii) written statements to any prospective subscriber of Debentures unless and until such written statements are submitted to the Company and approved by it and its counsel;

     (vi) in connection with any offer of Debentures, the Placement Agent further agrees to (i) notify the Company promptly of any request for additional information received from a prospective subscriber and specify the additional information requested; (ii) notify the Company promptly after the first receipt of completed subscription documents and promptly forward to the Company copies of such documentation; and (iii) in placing, offering, offering to sell, offering for sale, negotiating for sale or selling Debentures, comply with the applicable provisions of the 1934 Act and the regulations promulgated thereunder, and interpretations of the NASD and the SEC;

     (vii) the Placement Agent will offer the Debentures only to persons or entities who it has reasonable grounds to believe, and does believe, are purchasing the Debentures for their own account for investment and not with any view for the resale or distribution thereof;

     (viii) upon completion of the offering, the Placement Agent will return to the Company all copies of the Memorandum which were not distributed to potential subscribers, except a reasonable number of copies which the Placement Agent and participating broker-dealers retain for their records; and

     (ix)  the  Placement   Agent  will  use  its  best  efforts  to  cause  all
participating broker-dealers to comply with the provisions of this Section 4 insofar as such provisions are applicable to a participating broker-dealer.

     5. Survival of Representations and Warranties and Indemnification. The representations and warranties of the Company and the Placement Agent set forth in Sections 3 and 4 of this Agreement, respectively, shall survive the execution and delivery of the Debentures. The indemnification obligations of the Company and the Placement Agent as set forth in the indemnification rider identified as Exhibit B (the "Indemnification Rider") to the April 11, 1997 engagement letter between the Company and the Placement Agent, is hereby incorporated herein by reference in its entirety as if more fully set forth herein and the provisions of the Indemnification Rider shall apply and be applicable to, among other things, all representations and warranties of the Company and the Placement Agent.

     6. Unregistered Securities. The Debentures and Conversion Shares have not been registered under the 1933 Act, in reliance upon the applicability of
Section 3(b), 4(2), 4(6) and/or Regulation D of the 1933 Act to the transactions contemplated hereby. The certificates representing the Debentures will bear an investment legend and Conversion Shares which are not issued pursuant to an effective registration statement under Section 7 of the Debentures will also bear an investment legend.





     7. Registration Rights and "Piggy-Back" Registration Rights.

     (a) As soon as possible after the Final Closing, but in no event later than sixty (60) days after the Final Closing (regardless of whether the maximum number of Debentures shall have been sold), the Company shall, at its sole cost and expense, file a registration statement on the appropriate form with the SEC covering all of the PAW Exercise Shares and such additional shares of Common Stock that may be issued pursuant to the anti-dilution rights contained in the Placement Agent Warrants and as set forth below in this Section 7(a) (collectively, the "Registrable Securities"), time being of the essence. The Company will use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least two (2) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred. Notwithstanding anything to the contrary contained herein, if such registration statement shall not be declared effective within six (6) months after the Final Closing (regardless of whether the maximum number of Debentures shall have been sold), then the exercise price for the Placement Agent Warrants shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the exercise of the Placement Agent Warrants shall increase) by the percentage resulting from multiplying two (2%) percent by the number of months, or any part thereof, beyond said six (6) month period until the initial registration statement described herein covering the Registrable Securities is declared effective, but no more than twenty-four (24%) percent in the aggregate.

     (b) In the event the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Paragraphs 7(a) above or 7(g) below, the Company shall indemnify, to the extent permitted by law, and hold harmless any registered holder whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

     (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of
Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

     (d) Any person entitled to indemnification under Paragraphs 7(b) or 7(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Paragraph 7(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Paragraph 7(b) or 7(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

     (e) If for any reason the indemnity provided in Paragraphs 7(b) or 7(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Paragraph 7(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

     (f) The provisions of Paragraphs 7(b) through 7(e) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

     (g) The Sellers shall have certain "piggy-back" registration rights with respect to the Registrable Securities as hereinafter provided:

     A. If at any time after the date of the Initial Closing, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, the Company shall give written notice to each Seller thereof prior to such filing.

     B. Within fifteen (15) days after such notice from the Company, each Seller shall give written notice to the Company whether or not the Seller desires to have all of the Seller's Registrable Securities included in the registration statement. If a Seller fails to give such notice within such period, such Seller shall not have the right to have Seller's Registrable Securities registered pursuant to such registration statement. If a Seller gives such notice, then the Company shall include such Seller's Registrable Securities in the registration statement, at the Company's sole cost and expense, subject to the remaining terms of this Paragraph 7(g).

     C. If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Seller's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Sellers shall enter into such agreements as may be reasonably required by the underwriters and the Sellers shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

     D.  Each  holder  of  a  Placement   Agent   Warrant  shall  have  two  (2)
opportunities to have the Registrable Securities registered under this Paragraph 7(g).

     E. Seller shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

     (h) If and whenever the Company is required by the provisions of this Paragraph 7 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:

     A. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

     B. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than two (2) years following the effective date of the registration statement.

     C. Furnish to the Sellers participating in the offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

     D. Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions provided that the Issuer shall not be required to register or qualify the Registrable Securities in any jurisdiction in which the Issuer would be required to qualify to transact business as a foreign corporation or impose an undue burden or expense on the Issuer.

     E. Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     F. As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

     G. Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Paragraph G confidential.

     H. Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

     I. List the Registrable Securities covered by such registration statement on the NASDAQ or such exchange as the Common Stock is then currently listed upon.

     J. Pay all Registration Expenses incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

     (i) The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Paragraph 7 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Paragraph 7 may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Paragraph 7(a) above or to keep any registration statement effective as provided in this Paragraph or otherwise fails to comply with its obligations and agreements in this Paragraph 7, then, in addition to any other rights or remedies Sellers may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless each holder of Placement Agent Warrants from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse such holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Paragraph 7, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by the Placement Agent.

     8. Conditions. The following obligations of the Company shall be satisfied or fulfilled on or prior to the date of each Closing, unless otherwise agreed to in writing by the Placement Agent:

     (a) The Company shall have delivered to the Placement Agent, at the Initial Closing, (i) a currently-dated good standing certificate or telegram from the Secretary of State of Oklahoma and each other jurisdiction in which the Company is qualified to do business as a foreign corporation; (ii) the certificate of incorporation of the Company, as currently in effect, certified by the Secretary of State of Oklahoma; (iii) by-laws of the Company certified by the Secretary of the Company; (iv) certified resolutions of the Board of Directors of the Company approving this Agreement, the execution of the Debentures and the Placement Agent Warrants, the registration of the Registerable Securities and the other transactions contemplated by the Debentures; and (v) the written consent of Boatmen's National Bank of Oklahoma ("Boatmen's") approving the sale of the Debentures as contemplated by this Agreement.

     (b) There shall have occurred no material adverse event affecting the Company or any of its business, assets, prospects or the Company's securities since the date of this Agreement.

     (c) No litigation or administrative proceeding shall have been threatened or commenced against the Company which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have a Material Adverse Effect or have a material adverse effect on the Company's securities.

     (d) The Company shall have delivered to the Placement Agent a certificate of its principal executive and financial officers as to the matters set forth in Paragraphs 8(a), (b) and (c) of this Agreement and to the further effect that
(i) the Company is not in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, agreement or other instrument to which it is a party, except as disclosed in the Financial Statements or the Memorandum and except where such default has not and will not have a Material Adverse Effect; (ii) the Company's representations and warranties contained in this Agreement are true and correct in all respects on such date with the same force and effect as if made on such date; (iii) there has been no amendment or changes to the Company's certificate of incorporation or by-laws or authorizing resolutions from those delivered pursuant to Paragraph 8(a) of this Agreement; and (iv) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach or default thereof by the Company or would cause acceleration of any obligation of the Company, or could adversely affect the business, operations, financial condition or prospects of the Company.

     (e) The Placement Agent shall have received the opinion of Hartzog Conger & Cason, counsel for the Company, dated as of the closing date in form and substance reasonably satisfactory to the Placement Agent and its counsel.

     (f) The Company shall have prepared and filed or delivered to counsel for filing with the SEC and any states in which the Placement Agent has notified the Company that such filing is required, a Form D relating to the sale of the Debentures and such other documents and certificates as are required.

     (g) Subscriptions for at least $2,000,000 in principal amount of Debentures shall have been accepted by the Company.

     (h) In addition to the right of the Placement Agent to terminate this Agreement and not consummate the transaction contemplated by this Agreement as a result of the failure of the Company to comply with any of its obligations set forth in this Agreement, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time prior to the Initial Closing if, in the Placement Agent's sole judgment, (i) the Company shall have sustained a loss that is material to the Company, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on any exchange or system shall have been suspended or limited either generally or specifically with respect to the Company's Common Stock; (iii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Company's Common Stock (not in force and effect on the date of this Agreement); (iv) a banking moratorium shall have been declared by Federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity shall have occurred; (vi) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which the Placement Agent reasonably believes is likely to have a material adverse effect on the business, financial condition or financial statements of the Company or the market for the Debentures; (vii) the Common Stock shall have been delisted from the NASDAQ or the Company shall have received notice from the NASDAQ advising the Company of its intention to have the Common Stock delisted from the NASDAQ, whether conditional or otherwise, or the Company shall fail to meet the requirements for continued listing on the NASDAQ; or (viii) there shall have been, in the Placement Agent's judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of this Agreement.

     9. Covenants of the Company. The Company agrees at all times as long as the Debentures and the Placement Agent Warrants may be converted or exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon conversion of the Debentures and exercise of the Placement Agent Warrants.

     10. Fees.

     (a) Upon the receipt by the Company of the payments from the Lenders, the Company shall pay to the Placement Agent a fee equal to 9% of the principal amount of Debentures sold pursuant to this Agreement up to and including $2,000,000 thereof and 7.5% of the portion of the principal amount of Debentures in excess of $2,000,000, a portion of which may be paid by the Placement Agent to other registered broker-dealers. Such amount may be deducted by the Placement Agent from the payment being made to the Company pursuant to Paragraph 2 of this Agreement. In addition, the Company shall issue at the Final Closing, five (5) year warrants to purchase an amount of Common Stock equal to ten (10%) percent of the shares of Common Stock that the Debentures could be converted into, at an exercise price of $9.00 per share, subject to adjustment (the "Placement Agent Warrants"), a portion of which may be allotted by the Placement Agent to other registered broker-dealers. The Company shall reimburse the Placement Agent for all of its reasonable costs and expenses, including the reasonable fees up to $30,000 of Spitzer & Feldman P.C., counsel to the Placement Agent, plus expenses.

     (b) The Company shall pay any fees required in connection with the qualification of the sale of the Debentures under the state securities or blue sky laws of any state which the Placement Agent reasonably deems necessary and any other out-of-pocket expenses incurred by the Company in connection with the transaction contemplated by this Agreement.

     11. Use of Proceeds. The net proceeds from the sale of the Debentures will be used by the Company as disclosed in the Memorandum.

     12. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Paragraph 12. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:


     To the Company:

      TOWER  TECH  INC.
      Rural  Route 3
      Chickasha,  OK 73023
      Telecopier:        (405) 222-2885
      Attention:          Charles D. Whitsitt, Chief Financial Officer

      With a copy to:

      HARTZOG CONGER & CASON
      1600 Bank of Oklahoma Plaza
      201 Robert S. Kerr
      Oklahoma City, OK 73102
      Telecopier:      (405) 235-7329
      Attention:       John Robertson, Esq.

      To the Lenders:

      At the address set forth in Exhibit A to this Agreement



      To Placement Agent:

      TAGLICH BROTHERS, D'AMADEO, WAGNER & COMPANY, INCORPORATED
      100 Wall Street
      New York, NY 10005
      Telecopier:      (212) 509-6587
      Attention:       Mr. Michael N. Taglich

      With a copy to:


      SPITZER & FELDMAN P.C.
      405 Park Avenue
      New York, NY 10022-4405
      Telecopier:       (212) 838-7472
      Attention:       Robert G. Leonard, Esq.

     or to such other address as any party shall designate in the manner provided in this Paragraph 12.

     13. Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

     (d) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     (e) Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closing take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

     (f) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

     (g) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular. (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforesaid.


 TOWER TECH INC.                    TAGLICH BROTHERS, D'AMADEO, WAGNER
                                    & COMPANY, INCORPORATED



By:_____________________________    By:_______________________________________
      Name:                                 Name:
      Title:                                Title:




     TO BE COMPLETED BY LENDER



     Print Name

 Signature for Individual Lender      Signature of Lender Other than Individual



     By: Signature Name:
     Title:



     Address


     City State Zip Code


     Aggregate Amount of Subscription


     Social Security or Employer Identification Number

                                    EXHIBIT A



      Names, addresses and Social Security or Employer  Identification

      Principal Amount

      Numbers of Lenders of Debentures






















[FORM OF CONVERTIBLE SUBORDINATED DEBENTURE]

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.




         10% Convertible Subordinated Debenture Due June 30, 2000

     No. R-001                                                    US$________

     Tower Tech, Inc., an Oklahoma corporation (the "Issuer"), for value received, hereby promises to pay to , or registered assigns, the principal sum of (US$ ) on June 30, 2000 (the "Maturity Date"), and to pay interest -------------------------------------- thereon from ____ __, 1997 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid, semi-annually in arrears on June 30 and December 31 in each year, commencing June 30, 1997 (each an "Interest Payment Date") at the rate of ten (10%) percent per annum until the principal hereof is paid, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of fifteen (15%) percent per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid, on any Interest Payment Date will be paid to the person (the "Registered Holder") in whose name this Security is registered at the close of business on June 15 or December 15 (whether or not a business day) as the case may be (each a "Regular Record Date"), next preceding such Interest Payment Date. Interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the relevant period.

                  If this Security is converted into shares of common stock, $.001 par value per share, of Issuer (the "Common Stock") pursuant to Sections 9 or 10 below: (A) on or prior to the initial Regular Record Date, interest shall be calculated through and including the date of conversion and shall be paid on such date; or (B) after any (i) Interest Payment Date and on or prior to the next Regular Record Date, interest shall be calculated through and including the date of conversion and shall be paid on the date of conversion to the Person in whose name this Security is registered at the close of business on the date of conversion; or (ii) Regular Record Date and on or prior to the next succeeding Interest Payment Date shall be paid on such Interest Payment Date calculated, however, only through the date of conversion, notwithstanding such conversion, and such interest shall be paid to the Person in whose name this Security is registered at the close of business on such Regular Record Date.

                  Principal of this Security shall be payable at the earliest of the Maturity Date, Redemption Date or Acceleration Date against surrender hereof at the principal executive offices of the Issuer in the United States. Payments of principal and of any interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of pubic and private debts. Payments of principal of this Security shall be made against surrender hereof, and payments of interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or to such other address as the Registered Holder may have previously given notice to the Issuer in writing. Interest shall accrue and be payable on this Security through the earlier of the Maturity Date, Conversion Date or Redemption Date. If the principal on this Security is accelerated, interest shall accrue and be payable until the date of payment. The Issuer covenants that until this Security has been delivered to it for cancellation, or monies sufficient to pay the principal of and interest in this Security have been made available for payment and paid, it will at all times maintain at its principal executive offices in the United States an office or agency for the payment of the principal of and interest on the Securities as herein provided.

     1. (a) This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), designated as "10% Convertible Subordinated Debenture Due June 30, 2000", limited in aggregate principal amount to $6,000,000. The Securities have been offered and sold pursuant to Issuer's Confidential Private Placement Memorandum dated May 28, 1997 (the "Memorandum").

           (b) The obligations of the Issuer hereunder are not secured by any mortgage, pledge, encumbrance, security agreement or other security device and only the full faith and credit of the Issuer are pledged for the payment of all principal and interest due under this Security. The Securities are joint and several direct, unconditional and general obligations of the Issuer and will be subordinate and inferior to Issuer's existing secured debt and any secured debt the Issuer may incur in the future excluding any indebtedness owed to affiliates of the Issuer (collectively, "Senior Indebtedness"). The Issuer for itself, its successors and assigns, covenants and agrees and each Registered Holder of this Debenture, its successors and assigns, by its acceptance of this Debenture likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Debenture is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to all Senior Indebtedness.

     (c) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Issuer or any person acting on behalf of the Issuer on account of any obligations evidenced by this Debenture.

     (d) The Issuer shall not pay any principal portion of this Debenture before the scheduled due date thereof or pay any interest payable under this Debenture if there exists a Default or Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness) with respect to any Senior Indebtedness (hereinafter referred to as a "Blockage Event").

     The Issuer shall have the right to pay any principal portion of this Debenture before the scheduled due date thereof and shall resume payment of interest payable under this Debenture and a Blockage Event shall be deemed to have terminated:

               (i) when such Default or Event of Default on Senior Indebtedness, as applicable, is cured or waived;

              (ii) when the Registered Holder hereof shall have cured any such
                   Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Registered Holder pursuant to this Debenture; or

            (iii) 180 days after the  occurrence of such Default or Event of
                  Default, provided, that at the end of such 180 days, if any of the following events exists or occurs, the Blockage Event shall continue: (A) a Default in payment of any amount with respect to the Senior Indebtedness; (B) an acceleratio of the Senior Indebtedness; or (C) the occurrence of an event of the type described herein below in subsection 1(j) hereof, provided, further, that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each 360 day period.

     (e) At any time there exists a Blockage Event, (i) the Issuer shall not, directly or indirectly, make any payment of any part of this Debenture, (ii) the Registered Holder hereof shall not demand or accept from the Issuer or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Debenture, and (iii) neither the Issuer nor the Registered Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Registered Holder of this Debenture. Notwithstanding the foregoing or any other provision of this Debenture to the contrary, the occurrence and continuance of a Blockage Event shall not limit or in any other manner affect the exercise of the Registered Holder's conversion rights pursuant to Section 9.

     (f) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Debenture, whether or not the Issuer shall have complied with the provisions hereof applicable to it, at any time when the Registered Holder hereof shall have failed to comply with any provision hereof applicable to such Registered Holder. The Registered Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Registered Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Debenture or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon.

     (g) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Issuer or the Registered Holder or by their failure to comply with this Debenture or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Registered Holder, without incurring responsibility to the Registered Holder and without impairing or releasing the subordination provided in this Debenture or the obligations of the Registered Holder hereof to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; and (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer or any other Person or entity.

     (h) In the event that the Issuer shall make any payment or prepayment to the Registered Holder on account of the obligations under this Debenture which is prohibited by this Section 1, such payment shall be held by the Registered Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior
Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     (i) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Debenture are paid in full, the Registered Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distribution otherwise payable to the Registered Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Registered Holder would be entitled except for the provisions of this Section 1 and no payment over pursuant to the provisions of this Section 1 to holders of such Senior Indebtedness by the Registered Holder, shall, as between the Issuer, its creditors other than holders of such Senior Indebtedness, and the Registered Holder, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 1 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Registered Holder hereof, on the other hand.

     (j) In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Issuer under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness;

          (i) the claims of any holders of Senior Indebtedness against the Issuer shall be paid indefeasibly in full in cash before any payment is made to the Registered Holder;

         (ii) until all Senior Indebtedness is indefeasibly paid in full in cash any distribution to which the Registered Holder would be entitled but for this Section 4 shall be made to holders o Senior Indebtedness; and

        (iii) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Issuer shall file or have filed against it a petition under any chapter or Title 11 of the United States Code or any comparable statute, with the result that the Issuer is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Registered Holder agrees that all or such part of such amount shall be payable out of, an to that extent diminish and be at the expense of, the Registered Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Registered Holder.

     2. The Securities are issuable only in fully registered form and in minimum authorized denominations of $10,000 and any integral multiple of $1,000 in excess thereof.

     3. So long as any Securities remain Outstanding, the Issuer shall maintain at its principal executives offices in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion pursuant to Sections 9 or 10 hereof, and where notices and demands to or upon the Issuer in respect of the Securities may be served. The Issuer will at all times act as its own security registrar and paying and transfer agent for such purposes and agrees to cause to be kept at such office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and registration of transfers of Securities. As of the date this Security was originally issued, such principal executive offices of the Issuer were located at Rural Route 3, Chickasha, Oklahoma 73023. The Issuer shall not change the location of its principal executive offices unless Issuer provides all Registered Holders with no less than thirty (30) days prior written notice.

     The transfer of a Security is registrable on the Security Register upon surrender of such Security at the principal executive offices of Issuer duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by the Registered Holder thereof, or the Registered Holder's attorney duly authorized in writing, together with any certifications and representations which Issuer may reasonably require to reflect compliance with all applicable securities laws, rules and regulations and the due authorization of the transaction. Upon such surrender of this Security for registration of transfer, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of the execution thereof, of any authorized denominations and of a like tenor, form and aggregate principal amount.

     At the option of the Registered Holder, upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the principal executive offices of the Issuer. Whenever any Securities are so surrendered for exchange, the Issuer shall execute and deliver the Securities which the Registered Holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected only upon the Issuer being reasonably satisfied with the documents of title and identity of the person making the request and subject to compliance with applicable Federal and state securities laws.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service or other charges shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Issuer may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and the Issuer shall not be affected by notice to the contrary.

     4. In any case where the due date for the payment of the principal of or interest on any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest, as the case may be, need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and interest shall accrue and be paid for the period through and including the date of payment.

     5. (a) The Issuer shall pay all stamp and other duties and taxes, if any, which may be imposed by the United States or any political subdivision thereof, any state or any political subdivision thereof or any other taxing authority with respect to the issuance of the Securities.

         (b) Except as specifically provided in this Security, the Issuer shal not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authorities thereof or therein.

     6. The Issuer represents and warrants to the Registered Holder as of May 28, 1997, as follows:

     (a) Issuer is a corporation duly organized, existing and in good standing under the laws of its state of incorporation and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (b) The execution, delivery and performance of the Securities by the Issuer has been duly approved by the Board of Directors of Issuer and all other actions required to authorize and effect the offer and sale of the Securities have been duly taken and approved.

     (c) The Securities and the Conversion Shares have been duly and validly authorized. The Securities and Conversion Shares, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable and valid and binding obligations of the Issuer enforceable in accordance with their respective terms.

     (d) Issue will at all times that there are Outstanding Securiti have authorized and reserved a sufficient number of shares of Common Stock to providefor conversion of the Securities into shares of Common Stock.

     (e) Issuer has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and Issuer is in all material respects complying therewith.

     (f) Issuer knows of no pending or threatened legal or governmental proceedings to which Issuer is a party which could materially adversely affect the business, property, financial condition or operations of the Issuer.

     (g) Issuer is not in violation of or default under, nor will the execution and delivery of the Securities, the issuance of the Common Stock upon conversion of the Securities and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under the certificate of incorporation or by-laws, the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreements or instrument to which the Issuer is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

     (h) The financial information contained in the Memorandum presents fairly the financial condition of the Issuer as of the date and for the periods indicated.

     7. Issuer hereby covenants and agrees that for so long as any of the Securities shall remain Outstanding:

     (a) it will duly and punctually pay the principal of and any interest on the Securities in accordance with the terms hereof;

     (b) it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charters and statutory) and franchises;

     (c) it will cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Issuer from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the reasonable judgment of Issuer, desirable in the conduct of its business or the business of any of its subsidiaries, and not disadvantageous in any material respect to the holders of Securities; and, provided, further, that the failure to comply herewith shall not be deemed a breach hereof unless such failure would have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect");

     (d) it will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (I) all taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and, provided, further, that the failure to comply herewith shall not be deemed a breach if it would not have a Material Adverse Effect;

     (e) it shall furnish to each Registered Holder of Securities a copy of all documents it is required to send to its shareholders at the time the same are sent to shareholders, including, without limitation, annual reports and proxy statements;

     (f) as soon as it becomes aware of the same, it shall give written notice to each Registered Holder of Securities of any event or occurrence which by itself or with notice or lapse of time or both would entitle the holders of the Securities to declare the principal of and any interest on the Securities immediately due and payable pursuant to Section 15 hereof;

     (g) it will promptly obtain and maintain from time to time all authorizations, permits, approvals, consents, licenses and exemptions which are required under any applicable law or regulation to enable it to perform all of its payment, conversion and other material obligations under the Securities or which may be required for the validity or enforceability of the Securities; provided, however, that the failure to obtain and maintain such authorizations, permits, approvals, consents, licenses and exemptions as to material obligations other than payment and conversion shall not constitute a breach of this provision unless such non-compliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

     (h) it will duly and punctually comply with and observe all statutes now or hereafter in force and all ordinances, regulation and by-laws thereunder and all requirements and orders of any government or other public authority; provided, however, that any non-compliance with any such statute, ordinance, regulation or by-law shall not constitute a breach of this provision unless such non-compliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

     (i) it shall permit any representative of any Registered Holder or Holders of at least $500,000 aggregate principal amount of the Securities to make inspections of, and to report on, the property of, and business operations being carried out by, the Issuer to the same extent the Holder would have such right under Oklahoma law if the Holder were a record owner of common stock;

     (j) it shall maintain and keep in force with reputable insurers and in adequate amounts, property, casualty, third party liability, business interruption and all such other insurances as would prudently be effected and maintained in the case of a company carrying on a business similar to that of the Issuer;

     (k) it shall not:

                                 (i) declare or pay any cash dividends on its Common Stock or purchase, redeem or otherwise acquire or retire for value any shares of Common Stock (other than under the terms of the Issuer's stock option plan); or

                                (ii) consolidate with or merge into any other Person, where the Issuer is not the surviving corporation, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, except in compliance with the terms and conditions set forth in Section 11 below.

     8. (a) As soon as possible after the Final Closing Date (as defined in the Memorandum), but in no event later than sixty (60) days after the Final Closing Date (as defined in the Memorandum) (regardless of whether the maximum number of Securities shall have been sold), Issuer shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the Securities and Exchange Commission ("SEC") covering all of the Conversion Shares and as set forth in this Section 8(a) (collectively, the "Registrable Securities"), time being of the essence. Issuer will use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least two (2) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred. Notwithstanding anything to the contrary contained herein, if the registration statement shall not be declared effective within six (6) months after the Final Closing Date (regardless of whether the maximum number of Securities shall have been sold), then the Conversion Price shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Securities shall increase) by the percentage resulting from multiplying two (2%) percent by the number of months, or any part thereof, beyond said period until the Registration Statement described herein covering the Registrable Securities is declared effective, but no more than twenty-four (24%) percent in the aggregate.

     (b) In the event Issuer effects any registration under the 1933 Act of any Registrable Securities pursuant to Paragraphs 8(a) above or 8(g) below, the Issuer shall indemnify, to the extent permitted by law, and hold harmless any Registered Holder whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Issuer shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to Issuer by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

     (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless Issuer, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls Issuer within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to Issuer by the Seller specifically for use in the preparation thereof.

     (d) Any person entitled to indemnification under Paragraphs 8(b) or 8(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Paragraph 8(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Paragraph 8(b) or 8(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

     (e) If for any reason the indemnity provided in Paragraphs 8(b) or 8(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Paragraph 8(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

     (f) The provisions of Paragraphs 8(b) through 8(e) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

     (g) If the registration statement as filed pursuant to Paragraph 8(a) above is not then effective, then Registered Holders shall have certain "piggy-back" registration rights.

          A. If at any time after the date of the Initial Closing, Issuer shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, Issuer shall give written notice to each Registered Holder thereof prior to such filing.

          B. Within fifteen (15) days after such notice from Issuer, each Registered Holder shall give written notice to Issuer whether or not the Registered Holder desires to have all of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then Issuer shall include such Registered Holder's Registrable Securities in the registration statement, at Issuer's sole cost and expense, subject to the remaining terms of this Paragraph 8(g)

          C. If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Registered Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

          D. The Registered Holders shall have two (2) opportunities to have the Registrable Securities registered under this Paragraph 8(g).

          E. The Registered Holder shall furnish in writing to Issuer such information as Issuer shall reasonably require in connection with a registration statement.

     (h) If and whenever Issuer is required by the provisions of this Paragraph 8 to use its best efforts to register any Registrable Securities under the 1933 Act, Issuer shall, as expeditiously as possible under the circumstances.

          A. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

          B. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall Issuer be required to do so for a period of more than two (2) years following the effective date of the registration statement.
          C. Furnish to the Sellers participating in the offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while Issuer is required under the
               provisions   hereof  to  keep  the  registration   statement
               current.
          D. Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions provided that the Issuer shall not be required to register or qualify the Registrable Securities in any jurisdiction in which the Issuer would be required to qualify to transact business as a foreign corporation or impose an undue burden or expense on the Issuer.

          E. Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          F. As soon as practicable after the effective date of the registration statement, and in any event within eighteen
               (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve
               (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at Issuer's option, Rule 158 thereunder. To the extent that Issuer files such information with the SEC in satisfaction of the foregoing, Issuer need not deliver the above referenced earnings statement to Seller.

          G. Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and Issuer, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with Issuer's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Paragraph G confidential.

          H. Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          I. List the Registrable Securities covered by such registration statement on the NASDAQ Small Cap Market or such exchanges as the Common Stock is then currently listed upon.

          J. Pay all Registration Expenses incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for Issuer and Issuer's independent public accountants.

     (i) Issuer acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Paragraph 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Paragraph 8 may be specifically enforced. In the event that Issuer shall fail to file such registration statement when required pursuant to Paragraph 8(a) above or to keep any registration statement effective as provided in this Paragraph or otherwise fails to comply with its obligations and agreements in this Paragraph 8, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Issuer shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Issuer shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Paragraph 8, regardless of whether any litigation was commenced.

     9. (a) Each Registered Holder of Securities may at any time convert all or any amount of the principal amount of the Securities then owned by such Registered Holder into shares of Common Stock of Issuer at a conversion price equal to $9.00 per share of Common Stock, subject to adjustment as provided in this Section 9.

     (b) The conversion right granted in Section 9(a) hereof may be exercised only by a Registered Holder of Securities, in whole or in part, by the surrender of the certificate or certificates representing the Securities to be converted at the principal executive offices of the Issuer against delivery of that number of shares of whole Common Stock as shall be computed by dividing the face amount of the Securities being converted by the Conversion Price on the Conversion Date. At the time of conversion of Securities, the Issuer shall pay in cash to the Registered Holder thereof an amount equal to all accrued and unpaid interest, if any, to and including the Conversion Date. Each Security surrendered for conversion shall be endorsed by the Registered Holder. Issuer will transmit the Common Stock certificates issuable upon conversion of any Securities and a certificate representing the balance of the Securities to the Registered Holder via express courier within three (3) business days after the Conversion Date. The term "Conversion Date" shall mean the date the original Notice of Conversion and Securities being converted are received by the Issuer. The term "Notice of Conversion" shall mean the written notice from the Registered Holder to the Issuer.

     (c) All Common Stock which may be issued upon conversion of the Securities will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Securities are Outstanding, Issuer shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Securities, a sufficient number of shares of Common Stock to provide for the conversion of all Outstanding Securities at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased or increased, the number of shares of Common Stock authorized and reserved for issuance by Issuer upon the conversion of the Securities shall be proportionately increased or decreased, as the case may be.

     (d) The Initial Conversion Price is $9.00 per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below in this Section 9(d) (the Initial Conversion Price, and the Initial Conversion Price, as thereafter then adjusted, shall be referred to as the "Conversion Price") and the Conversion Price from time to time shall be further adjusted as provided for below in this Section 9(d). Upon each adjustment of the Conversion Price, the Registered Holders of the Securities shall thereafter be entitled to receive upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by dividing the face amount of the Securities being converted by the Conversion Price, as then adjusted. The Conversion Price shall be adjusted as follows:

                                 (i) In the case of any amendment to the Certificate of Incorporation of Issuer to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, the Securities shall be adjusted so as to provide that upon conversion thereof the Registered Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Securities shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Subsection 9(d)(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                                (ii) If Issuer shall at any time  subdivide  its
                           outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (e) Whenever the Conversion Price shall be adjusted pursuant to Section 9(d) hereof, Issuer shall issue a certificate signed by its President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each Registered Holder of Securities. Issuer shall make such certificate and mail it to each such holder promptly after each adjustment.

     (f) No fractional Common Stock shall be issued in connection with any conversion (or forced conversion, if applicable) of Securities, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

     10. All, but not less than all, of the principal amount of the outstanding Securities are convertible, at the option of Issuer, into shares of Common Stock at the Conversion Price, provided that on the day that the Forced Conversion Notice is given by Issuer to all Registered Holders and on the Forced Conversion Date, the following conditions are satisfied: (i) the Conversion Shares have been registered by Issuer pursuant to the 1933 Act as provided for in Section 8 of the Securities and such registration is then currently effective; and (ii) the average of the closing bid price per share of the Common Stock, as listed on the NASDAQ Small Cap Market or such exchange as the Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the date the Forced Conversion Notice is sent, is at least one hundred seventy-five (175%) percent of the Conversion Price. Any notice of Conversion ("Forced Conversion Notice") must be given by Issuer to all Registered Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). The Forced Conversion Notice shall remain effective only if the registration provided for in Section 8 remains effective continually throughout the notice period. On the Forced Conversion Date, the Issuer shall pay to all Registered Holders of Securities, all accrued and unpaid interest on the Securities through and including the Forced Conversion Date.

     11. In the event that there is a "Change of Control" of the Issuer, the Issuer shall immediately notify each holder hereof. Each holder may, within fifteen (15) days after written notice from the Issuer, elect to accelerate the maturity date of the Debentures owned by such holder to a date no less than thirty (30) nor more than forty-five (45) days after the date of such notice from holder ("Redemption Date"). The Redemption Price shall equal the sum of the face amount of the Debentures plus all accrued and unpaid interest through and including the Redemption Date. For purposes hereof, a "Change of Control" of the Issuer shall be deemed to have occurred if (i) any "person" (as such term is defined at Section 13(d) of the Securities Exchange Act of 1934) other than the Company or an entity then controlled by the Issuer is or becomes the beneficial owner, directly or indirectly of securities of the Issuer representing fifty (50%) percent or more of the combined voting power of the Issuer's then outstanding securities, including securities such person may have acquired directly from the Company; (ii) the Issuer merges or consolidates with another corporation and an entity controlled by the Issuer immediately prior to the merger or consolidation is not the surviving entity or if the Issuer is the surviving entity, holders of eighty (80%) percent or more of the voting power of the Issuer immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, sixty-five (65%) percent or more of the voting power of the surviving entity; or (iii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Issuer takes place.

     12. If any mutilated Security is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     If there is delivered to the Issuer (a) evidence to its reasonable satisfaction of the destruction, loss or theft of any Security and (b) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Issuer that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Security under this Section 12, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     Any new Security delivered pursuant to this Section 12 shall be so dated that neither gain nor loss in interest shall result from such exchange.

     The provisions of this Section 12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     13. A meeting of holders of the Securities may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Securities to be made, given or taken by holders of Securities or to modify, amend or supplement the terms of the Securities as hereinafter provided. Notice of every meeting of holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided for in the terms of the Securities, not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for the meeting. Such meetings may be called at any time for any such purpose by the Issuer or by the holders of at least twenty-five (25%) percent in the aggregate principal amount of the Outstanding Securities by, in the case of the holders, written request to the Issuer setting forth in reasonable detail the action proposed to be taken at the meeting. Upon receipt of any such request, the Issuer shall call such meeting for such purposes by giving notice thereof.

     To be entitled to vote at any meeting of holders of Securities, a person shall be a registered holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote more than fifty (50%) percent in principal amount of the Outstanding Securities shall constitute a quorum. The Issuer may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities with respect to the appointment of proxies in respect of holders of Securities, the record date for determining the registered owners of Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than fifteen (15) nor more than sixty (60) days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

     At any meeting of holders of Securities duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Registered Holders of not less than seventy-five (75%) percent in aggregate principal amount of Outstanding Securities, or with the written consent of the Registered Holders of not less than seventy-five (75%) percent in aggregate principal amount of Outstanding Securities, the Issuer may modify, amend or supplement the terms of the Securities in any way, and the holders of Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the terms of the Securities to be made, given or taken by holders of Securities; provided, however, that no such action may, without the consent of Registered Holders of Securities owning ninety (90%) percent or more in the aggregate principal amount of Outstanding Securities affected thereby, (a) change the due date for the payment of the principal of or any installment of interest on any Security, (b) reduce the principal amount of any Security, the portion of such principal amount which is payable upon acceleration of the maturity of such Security or the interest rate thereon, (c) change the coin or currency in which or the required places at which payment with respect to interest or principal in respect of Securities is payable, (d) permit the Issuer to redeem the Securities (other than as specifically provided in this Security), or (e) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given.

     Any instrument given by or on behalf of any Registered Holder of a Security in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities shall be given to each registered holder of Securities affected thereby, in all cases as provided herein.

     Securities executed and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall bear a notation in the form reasonably approved by the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities modified to conform to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer and executed and delivered in exchange for Outstanding Securities.

     For purposes of the provisions of the Securities, any Security executed and delivered by the Issuer shall, as of any date of determination, be deemed to be "Outstanding", except:

     (a) Securities theretofore cancelled by the Issuer or delivered to the Issuer for conversion or cancellation or held by the Issuer for reissuance but not reissued by the Issuer; or

     (b) Securities that have become due and payable at Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been made available to the Registered Holders thereof; or

     (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of the Securities; provided, however, that in determining whether the Registered Holders of the requisite principal amount of Outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities owned directly or indirectly by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding.

     14. Where the terms of the Securities provide for notice to the holders of any event, such notice shall be sufficiently given if given in writing and mailed, first class postage prepaid, to each Registered Holder affected by such event, at his address as it appears in the register for the Securities. Any notice may be waived in writing by the Person entitled thereto, either before or after the event, and such waiver shall be equivalent of such notice.

     15. In the event of:

     (a) default in the payment of any interest on any Security for a period of ten (10) days after Maturity; or

     (b) default in the payment of the principal of any Security at Maturity; or

     (c) the breach by the Issuer of any of the representations and warranties set forth in Section 6 of the Securities; or

     (d) default in the performance or breach of any other material covenant or agreement contained in the Securities for a period of thirty (30) days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a "Notice of Default", shall first have been given to the Issuer by a Registered Holder or Holder(s) owning fifteen (15%) percent or more of Securities; or

     (e) default under one or more bonds, debentures, notes or other evidence of Indebtedness in excess of $250,000 in the aggregate, whether such Indebtedness is secured or unsecured and whether such Indebtedness now exists or shall hereinafter be created, which has not been cured within a period of thirty (30) days; or

     (f) any misstatement of a material fact in the Memorandum or omission of a material fact necessary to make the information in the Memorandum not misleading (regardless of any investigation made by any Registered Holders); or

     (g) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days; or

     (h) commencement by any Issuer of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;

then a Registered Holder or Registered Holders owning fifteen (15%) percent or more of the Securities may, at their option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately (such date being the "Acceleration Date") by written notice to the Issuer at its principal executive offices, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

     16. In the event that any of the terms of this Agreement are modified or amended, other than the date of issuance and face value of the Debenture, at any time after one or more Closings, the Company shall notify each Lender, in writing, of such modification(s) or amendment(s). Each Lender in debentures may accept all such terms, at the sole discretion of such Lender, by providing written notice to the Company within fifteen (15) days after having received such notification from the Company. If no such acceptance is received by the Company within said fifteen (15) days, the term of this Debenture shall remain unmodified by such modification(s) or amendment(s).

     17. This Security shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof. The Issuer hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, ,any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby enforced in or by such court, and (c) consents to service of process in any such Action by recognized overnight courier service. Nothing herein shall affect the right to serve process ion any other manner permitted by law.

     18. The following terms shall have the meaning ascribed to them below:

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect control with another Person.

     "Contingent Obligations", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that person, unpaid bankers' acceptances, bankers' assurances or guarantees or similar items, or (iii) under any Interest Rate Protection Agreement or any long-term foreign currency exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic capital or similar arrangement designed to protect the Person entering into the same against fluctuations in currency values. Contingent Obligations shall include, without limitation, (A) the direct or indirect guaranty, endorsement, co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (B) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (C) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (y) to maintain the solvency, any balance sheet item, level of income or financial condition of another, or (z) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement (provided that, in the case of any agreement described under Sub-clauses (C)(x) or (C)(y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence). The amount of any Contingent Obligation of a Person shall be equal to the amount of the obligation so guaranteed or otherwise supported, subject to any limitation as to amount contained in the instrument or agreement creating or evidencing such Contingent Obligation; or in the case of Contingent Obligations referred to in clause (iii) above, the mark-to-market value of such Contingent Obligation at the relevant date of determination.

     "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Indebtedness" of any Person means, at any date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted of such Person representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation of such Person owed for all or any part of the deferred price of the property or services, which price or obligation is (x) due more than (or has not been discharged prior to) three (3) months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note, instrument or other written agreement, (v) all Contingent Obligations of such Person, and (vi) all indebtedness of the type described in clauses (i) through
(v) above that is secured by any Lien on any property or asset owned or held by such person (provided that the amount of such indebtedness included as Indebtedness under this clause (vi) shall not exceed the market value of the property or asset subject to such Lien).

     "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) or assignment, deposit arrangement or other preferential arrangement in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same economic effect as the foregoing).

     "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration or acceleration, call for redemption or otherwise.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

     "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed and it corporate seal to be affixed hereto.



                  --------------------------------------------



                   By:_______________________________________
                      Name:
                      Title:


Dated: ____________, 1997